Exhibit 20.1

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Pursuant to section 1(a)(i)(K) of the Amended and Restated Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$6,338,928	$7,470,337	$9,054,036
Interest	1,759,765	1,884,254	1,738,946
Fees	8,275	9,470	8,307

Subtotal	8,106,968	9,364,062	10,801,289
Prior period undistributed collections	521,235	1,567,309	2,162,725
Prior period collections deposited by the Servicer in the current period	1,415,879	376,903	92,103
Current period collections deposited by the Servicer in the subsequent period	(376,903)	(178,899)	(1,201,976)

Total cash remitted by the Servicers during the current collection period	9,667,179	11,129,375	11,854,141

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	—	—	122,548
Amounts transferred from the reserve account	—	—	—
SAP and subsidy payments received	—	3,168,414	617,629
Interest earnings on trust accounts	19,419	23,051	26,833

Total cash deposits	9,686,598	14,320,840	12,621,152

Total cash distributions	(8,119,288)	(12,158,115)	(11,553,970)

Distributable Amounts at the end of the Collection Period	$1,567,309	$2,162,725	$1,067,183

Servicer deposits between the end of the collection period and the cut-off date	10,590,805	9,391,244	11,010,158

Account Balance as of the cut-off date	$12,158,115	$11,553,970	$12,077,341

	Distributions	Distributions	Distributions
	1/25/05	2/25/05	3/28/05

First, to the U.S. Department of Education	$846,282	$845,542	$839,564

Second, to the administration account for certain costs and expenses	323,648	419,932	317,247

Third, to the interest account for payment of interest on Senior Notes	1,686,137	2,563,493	6,208,045

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	200,603	209,808	359,014

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	1,000,000	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	8,101,445	7,515,194	4,353,471

Total Distributions	$12,158,115	$11,553,970	$12,077,341

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Principal Reduction	Ending Balance	Current Factor

Senior ARN:
A-1	$50,000,000	$50,000,000	$95,890	$—	$50,000,000	1.0000
A-2	50,000,000	50,000,000	94,740	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	92,822	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	93,205	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	142,685	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	95,890	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	142,110	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	140,959	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	93,205	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	142,685	—	75,000,000	1.0000
A-11	75,000,000	75,000,000	146,712	—	75,000,000	1.0000
A-12	50,000,000	50,000,000	95,123	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	93,973	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	140,384	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	94,740	—	50,000,000	1.0000

Subtotal	900,000,000	900,000,000	1,705,123	—	900,000,000	1.0000
Senior FRN:
A-1	—	—	—	—	—
A-2	—	—	—	—	—
A-3	—	—	—	—	—
A-4	—	—	—	—	—
A-5	—	—	—	—	—

Subtotal	—	—	—	—	—
Subordinate ARN:
B-1	50,000,000	50,000,000	100,877	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	99,726	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	200,603	—	100,000,000	1.0000

Total	$1,000,000,000	$1,000,000,000	$1,905,726	$—	$1,000,000,000	1.0000

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$957,019,072	$956,739,061	$597,075	$957,336,136	$(674,406)	$956,661,730
Loans Purchased	6,219,478	6,241,970	46,545	6,288,515	(5,286,190)	1,002,324
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(6,870,350)	(6,338,928)	(1,131,410)	(7,470,337)	(1,583,699)	(9,054,036)
Capitalized Interest	370,861	694,033	(203,516)	490,517	247,265	737,782
Servicer Adjustments	—	—	16,900	16,900	39,462	56,362

Ending Balance	$956,739,061	$957,336,136	$(674,406)	$956,661,730	$(7,257,568)	$949,404,161

Accrued Interest	8,800,625	9,843,708	1,071,780	10,915,487	(718,252)	10,197,236
Servicer Payments Due	1,415,879	376,903	(198,004)	178,899	1,023,076	1,201,976
Trust Cash Accounts	17,101,313	17,028,827	2,797,103	19,825,930	6,570,476	26,396,406

Total Assets	$984,056,879	$984,585,573	$2,996,473	$987,582,046	$(382,268)	$987,199,778

Senior Notes	$900,000,000	$900,000,000	$—	$900,000,000	$—	$900,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	3,232,931	3,579,551	(157,231)	3,422,320	778,638	4,200,958

Total Liabilities	$1,003,232,931	$1,003,579,551	$(157,231)	$1,003,422,320	$778,638	$1,004,200,958

Selected Statistics:
Parity Trigger (a)	98.09%	98.11%	0.31%	98.42%	-0.11%	98.31%
Parity Trigger (aaa)	109.34%	109.40%	0.33%	109.73%	-0.04%	109.69%
Subordinate %	9.97%	9.96%	0.00%	9.97%	-0.01%	9.96%
WA Coupon	4.26%	4.26%	-0.01%	4.25%	0.00%	4.25%
Average Balance	$37,913	$38,115	$310	$38,425	$98	$38,523
WA Rem. Mo.	290.0	289.5	(0.2)	289.3	(0.6)	288.7
Number of Loans	25,235	25,117	(220)	24,897	(252)	24,645

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$7,500,000	$7,500,000	$—	$7,500,000	$—	$7,500,000
Acquisition acct.	5,847,148	4,381,966	(2,846,519)	1,535,447	(1,023,821)	511,626
Collection acct.	521,235	1,567,309	199,408	1,766,717	(699,535)	1,067,183
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	—	—	5,601,445	5,601,445	7,515,194	13,116,639

Subtotal	13,868,383	13,449,275	2,954,335	16,403,610	5,791,838	22,195,448
Accrued Expenses:
Admin. acct.	197,448	214,655	(16,322)	198,333	95,235	293,569
Interest acct.	1,655,635	2,011,008	(107,008)	1,904,000	867,575	2,771,575
Benefits acct.	1,379,847	1,353,888	(33,901)	1,319,987	(184,173)	1,135,814

Subtotal	3,232,931	3,579,551	(157,231)	3,422,320	778,638	4,200,958

Total	$17,101,313	$17,028,827	$2,797,103	$19,825,930	$6,570,476	$26,396,406

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$80,714	$102,832	$(8,623)	$94,208	$19,299	$113,508
Filed During Period	467,503	146,795	407,341	554,136	(52,510)	501,625
Paid During Period	(445,386)	(155,418)	(379,418)	(534,836)	(31,405)	(566,242)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$102,832	$94,208	$19,299	$113,508	$(64,616)	$48,892

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	0.00%	$—	0.00%	—	0.00%	$—
2-Year	0.00%	—	0.00%	—	0.00%	—
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	0.00%	—	0.00%	—	0.00%	—
Other/Unknown	4.25%	949,404,161	100.00%	24,645	100.00%	38,523

Total	4.25%	$949,404,161	100.00%	24,645	100.00%	$38,523

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$548,908,062	57.34%	$550,758,832	57.57%	$552,729,774	58.22%
31-60	28,002,183	2.93%	20,094,866	2.10%	25,808,946	2.72%
61-90	10,399,157	1.09%	12,995,479	1.36%	8,775,124	0.92%
91-120	9,920,772	1.04%	6,191,776	0.65%	7,457,354	0.79%
121-150	9,508,072	0.99%	6,421,234	0.67%	4,130,021	0.44%
151-180	4,305,733	0.45%	6,668,417	0.70%	4,067,435	0.43%
181-210	3,755,628	0.39%	2,933,685	0.31%	4,947,791	0.52%
211-240	6,370,576	0.67%	2,418,940	0.25%	2,167,090	0.23%
241-270	1,500,806	0.16%	4,535,173	0.47%	1,861,766	0.20%
270+	—	0.00%	1,488,124	0.16%	4,620,060	0.49%

Total repayment	$622,670,989	65.04%	$614,506,528	64.23%	$616,565,360	64.94%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	228,798,424	23.90%	232,993,708	24.35%	231,282,231	24.36%
Forbearance	105,772,514	11.05%	109,047,986	11.40%	101,507,679	10.69%
Claims in Process	94,208	0.01%	113,508	0.01%	48,892	0.01%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$957,336,136	100.00%	$956,661,730	100.00%	$949,404,161	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	15,249	60.71%	15,193	61.02%	15,212	61.72%
31-60	788	3.14%	518	2.08%	693	2.81%
61-90	295	1.17%	355	1.43%	241	0.98%
91-120	261	1.04%	171	0.69%	199	0.81%
121-150	252	1.00%	170	0.68%	112	0.45%
151-180	116	0.46%	176	0.71%	112	0.45%
181-210	114	0.45%	77	0.31%	125	0.51%
211-240	174	0.69%	74	0.30%	54	0.22%
241-270	38	0.15%	121	0.49%	62	0.25%
270+	—	0.00%	40	0.16%	125	0.51%

Total repayment	17,287	68.83%	16,895	67.86%	16,935	68.72%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	5,512	21.95%	5,585	22.43%	5,524	22.41%
Forbearance	2,314	9.21%	2,413	9.69%	2,184	8.86%
Claims in Process	4	0.02%	4	0.02%	2	0.01%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	25,117	100.00%	24,897	100.00%	24,645	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.88%	$225,229,491	23.72%	5,264	21.36%	$42,787
Great Lakes	3.74%	724,174,670	76.28%	19,381	78.64%	37,365

Total	4.25%	$949,404,161	100.00%	24,645	100.00%	$38,523

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.88%	$225,229,491	23.72%	5,264	21.36%	100.00%
Great Lakes	3.74%	724,174,670	76.28%	19,381	78.64%	100.00%

Total	4.25%	$949,404,161	100.00%	24,645	100.00%	100.00%

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
PLUS	0.00%	—	0.00%	—	0.00%	—
Consolidation	4.25%	949,404,161	100.00%	24,645	100.00%	38,523
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.25%	$949,404,161	100.00%	24,645	100.00%	$38,523

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.25%	$544,361,351	57.34%	15,055	61.09%	$36,158
4-5%	4.30%	193,122,928	20.34%	4,889	19.84%	39,502
5-6%	5.44%	55,976,568	5.90%	1,217	4.94%	45,996
6-7%	6.42%	60,930,536	6.42%	1,301	5.28%	46,834
7-8%	7.45%	49,473,309	5.21%	1,119	4.54%	44,212
8+%	8.19%	45,539,470	4.80%	1,064	4.32%	42,800

Total	4.25%	$949,404,161	100.00%	24,645	100.00%	$38,523

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

			(current month)			(prior month)
0-60	$50,529	0.01%	12	0.05%	$4,211	$4,182
61-120	1,532,753	0.16%	190	0.77%	8,067	7,352
121-180	31,180,450	3.28%	2,001	8.12%	15,582	15,559
181-240	279,416,273	29.43%	10,357	42.02%	26,978	26,933
241-300	253,265,434	26.68%	6,916	28.06%	36,620	36,541
301-360	263,000,231	27.70%	3,860	15.66%	68,135	67,757
361+	120,958,491	12.74%	1,309	5.31%	92,405	92,457

Total	$949,404,161	100.00%	24,645	100.00%	$38,523	$38,425

Higher Education Funding I

For the Distribution Date — March 28, 2005
Current Collection Period — February 2005

Note Interest Rates	2/25/05	3/28/05	3/28/05 Note Balance

Senior ARN:
A-1	2.60%	3.20%	$50,000,000
A-2	2.60%	2.75%	50,000,000
A-3	2.62%	2.83%	50,000,000
A-4	2.60%	2.86%	50,000,000
A-5	2.62%	3.02%	75,000,000
A-6	2.60%	3.20%	50,000,000
A-7	2.60%	3.25%	75,000,000
A-8	2.62%	2.78%	75,000,000
A-9	2.60%	2.86%	50,000,000
A-10	2.62%	2.97%	75,000,000
A-11	2.70%	—	—
A-12	2.61%	2.97%	50,000,000
A-13	2.62%	2.78%	50,000,000
A-14	2.61%	2.91%	75,000,000
A-15	2.60%	3.06%	50,000,000

Subtotal			825,000,000
Senior FRN:
A-1	N/A	2.94%	242,000,000
A-2	N/A	3.01%	269,000,000
A-3	N/A	3.04%	217,000,000
A-4	N/A	3.05%	171,000,000
A-5	N/A	3.07%	101,000,000

Subtotal			1,000,000,000
Subordinate ARN:
B-1	2.74%	3.13%	50,000,000
B-2	2.73%	2.90%	50,000,000

Subtotal			100,000,000

Total			$1,925,000,000

Admin Acct. Accrual	2/25/05	Change	3/28/05

Servicing Fees	$86,123	$(3,615)	$82,508
Administration Fees	40,240	(293)	39,948

Total	$126,364	$(3,908)	$122,456

Debt Service Accts	2/25/05	Change	3/28/05

Debt Service Cash:
Principal acct.	$—	$—	$—
Retirement acct.	—	—	—
Interest acct.	2,771,575	4,533,839	7,305,414

Total	$2,771,575	$4,533,839	$7,305,414

Investment Earnings	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisition acct.	$2,486	$(754)	$1,732

Total	$2,486	$(754)	$1,732